SUBSIDIARIES OF THE COMPANY

                                                          State/Country
                      Name*                              of Incorporation
                      -----                              ----------------

       Hondo Magdalena Oil & Gas Limited                      Jersey/UK

       Newhall Refining Co., Inc.                             Delaware

       Pauley Pacific Inc.                                    Delaware

       Via Verde Development Company                          California


       * None of the Company's subsidiaries use trade or other names under which the do business.